Exhibit 99.1

Biovest to Exhibit at Lymphoma Research Foundation Annual Forum

TAMPA, FL and MINNEAPOLIS, MN – September 15, 2011 – Biovest International, Inc. (OTCQB: “BVTI”) today announced that the Company is scheduled to exhibit at the Lymphoma Research Foundation’s (LRF) 16th Annual North American Educational Forum on Lymphoma at the Brooklyn Marriott Hotel in New York, September 30 – October 2, 2011.

“Biovest highly supports the LRF’s mission to eradicate lymphoma and to serve those touched by this disease,” stated Samuel S. Duffey, Biovest’s President. “Our commitment to deliver a personalized idiotype vaccine (BiovaxID®) to treat lymphoma is driven by our deep concern for lymphoma patients and their families. We strongly believe that ultimately, each patient’s immune system holds the key to effectively controlling this disease, and we have accordingly designed BiovaxID as the world’s first personalized, non-immunosuppressive consolidation therapy to selectively target lymphoma. We are proud to participate again this year in the annual LRF forum, which is the most comprehensive lymphoma-specific educational conference focused on treatment options and patient support,” added Mr. Duffey.

According to Professor Dr. Volker Diehl, M.D., Ph.D., Director Emeritus for Internal Medicine at the University of Cologne, Germany, “As today is World Lymphoma Awareness Day, there are reasons to be optimistic about the future of new lymphoma treatments with the advent of promising immunotherapies such as BiovaxID with the ability to create a patient-specific vaccine capable of harnessing the power of the immune system to selectively target malignant cells. The LRF is one of the highly valued patient advocacy groups providing critical information on treatment options, patient support issues, clinical trials and the latest advances in lymphoma research to people with lymphoma and their loved ones.” Professor Dr. Diehl is a pioneer in the field of lymphoma and Founder and Chairman of the German Hodgkin Lymphoma Study Group, and was awarded the 2010 Wallace H. Coulter Award for Lifetime Achievement in Hematology by the American Society of Hematology (ASH).

To Meet with Biovest:

Event:	LRF’s 16th Annual North American Ed Forum on Lymphoma

When:	September 30 – October 2, 2011

Where:	New York Marriott at Brooklyn Bridge (333 Adams Street, Brooklyn, NY)

Agenda:	Please visit: http://www.lymphoma.org

To meet with Biovest at this LRF event, please contact Douglas Calder at 813-507-2558 or dwcalder@biovest.com.

About Biovest International, Inc.

Biovest International, Inc. is an emerging leader in the field of active personalized immunotherapies. In collaboration with the National Cancer Institute, Biovest has developed a patient-specific, cancer vaccine, BiovaxID®, with three clinical trials completed, including a Phase III study, demonstrating evidence of safety and efficacy for the treatment of indolent follicular non-Hodgkin’s lymphoma.

Headquartered in Tampa, Florida with its bio-manufacturing facility based in Minneapolis, Minnesota, Biovest is publicly-traded on the OTCQB™ Market with the stock-ticker symbol “BVTI”, and is a majority-owned subsidiary of Accentia Biopharmaceuticals, Inc. (OTCQB: “ABPI”).

Biovest International, Inc. Corporate Contact:

Douglas Calder, Vice President, Strategic Planning & Capital Markets

Phone: (813) 864-2558 / Email: dwcalder@biovest.com

For further information, please visit: http://www.biovest.com

Forward-Looking Statements:

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to statements about BiovaxID®, AutovaxID™, events occurring after dates hereof, and any other statements relating to products, product candidates, product development programs, the FDA or clinical study process including the commencement, process, or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions, and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Biovest to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Biovest undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. The product names used in this statement are for identification purposes only. All trademarks and registered trademarks are the property of their respective owners.